EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement Form S-3 as amended (Nos. 333-287401 and 333-290906) of Idaho Strategic Resources, Inc., of our report dated March 23, 2026, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Assure CPA, LLC

Spokane, Washington
March 23, 2026